UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2007 (May 15, 2007)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices, including zip code)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

On May 15, 2007, Richard P. Rainey, President of the Company, will make a presentation at the Acumen Biofin Rodman & Renshaw 4th Annual Global Health Care Conference in Monte Carlo. The presentation will include an update on the Company’s corporate and development programs, including an overview of the Company’s planned Phase III trial in Melanoma. A web-cast of the Company’s presentation may be accessed via the events web site link at http://www.wsw.com/webcast/rrshq11/avxt.

The slides from the presentation are attached as Exhibit 99.1. Those slides are furnished pursuant to Item 7.01 and the information contained therein is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.1 is not incorporated by reference into the Company’s filings under the Securities Act of 1933.

Except for statements that are historical, the statements in this release are “forward-looking” statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, including those risks outlined in the “Safe Harbor” slide of Exhibit 99.1 and other risks incorporated by reference from the Company’s annual report on Form 10-KSB for the year ended December 31, 2006, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by the Company that the objectives and plans of the Company will be achieved. In fact, actual results could differ materially from those contemplated by such forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

99.1	Slideshow accompanying the May 15, 2007, presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: May 15, 2007	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President